UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 9, 2005

THERMOVIEW INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15469	61-1325129
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5611 Fern Valley Road Louisville, Kentucky	40228
(Address of principal executive offices)	(Zip Code)

(502) 968-2020
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

       As of March 9, 2005, Thermoview Industries, Inc. and related entities entered into a First Amendment to Amended and Restated Series A Promissory Note in which Thermoview and the holder of the Series A Note amended the monthly principal payment provision to state that no principal payment shall be due on February 28, 2005. Also as of March 9, 2005, Thermoview entered into 14 First Amendments to Amended and Restated Series B Promissory Notes in which Thermoview and the holders of the Series B Notes amended the respective monthly principal payment provisions to state that no principal payment shall be due on February 28, 2005.

        The original face amount of the Amended and Restated Series A Promissory Note, dated as of March 17, 2004, was $2,128,571.43. The aggregate original face amounts of the Amended and Restated Series B Promissory Notes, each dated as of March 17, 2004, was $1,487,607.46.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thermoview Industries, Inc.

Date: March 14, 2005	By: /s/ Charles L. Smith
Charles L. Smith President